Exhibit 99.3

AT&T Inc.
Wireline Segment Results for the Three Months Ended - As Adjusted
Dollars in millions
Unaudited

Wireline	3/31/2013	6/30/2013	9/30/2013	12/31/2013	3/31/2014	6/30/2014	9/30/2014	12/31/2014	3/31/2015	6/30/2015
Segment Operating Revenues
Service	$14,381	$14,482	$14,403	$14,434	$14,389	$14,408	$14,368	$14,240	$13,935	$13,981
Equipment	274	291	267	282	212	229	247	332	213	233
Total Segment Operating Revenues	14,655	14,773	14,670	14,716	14,601	14,637	14,615	14,572	14,148	14,214

Segment Operating Expenses
Operations and Support	10,301	10,334	10,295	10,435	10,401	10,575	10,557	10,472	10,163	10,300
Depreciation and amortization	2,688	2,722	2,736	2,761	2,684	2,514	2,571	2,554	2,476	2,488
Total Segment Operating Expenses	12,989	13,056	13,031	13,196	13,085	13,089	13,128	13,026	12,639	12,788
Segment Operating Income	1,666	1,717	1,639	1,520	1,516	1,548	1,487	1,546	1,509	1,426
Equity in Net Income (Loss) of Affiliates	-	1	-	1	1	-	1	(2)	(6)	1
Segment Income	$1,666	$1,718	$1,639	$1,521	$1,517	$1,548	$1,488	$1,544	$1,503	$1,427

Segment Operating Income Margin	11.4%	11.6%	11.2%	10.3%	10.4%	10.6%	10.2%	10.6%	10.7%	10.0%